Exhibit 4

                      FORM OF SECURITIES PURCHASE AGREEMENT

                         INSTRUCTION SHEET FOR INVESTOR

  (to be read in conjunction with the entire Securities Purchase Agreement and
                            Investor Questionnaire)

A. Complete the following items in the Securities Purchase Agreement and in the Investor Questionnaire:

     1. Provide the information regarding the investor requested on the signature pages (pages 3 and 23). Please submit a separate Securities Purchase Agreement and Investor Questionnaire for each individual fund/entity that will hold the Securities. The Securities Purchase Agreement and the Investor Questionnaire must be executed by an individual authorized to bind the investor.


     2. Return the signed Securities Purchase Agreement and Investor Questionnaire to:

                            Innovo Group Inc.
                            5804 E. Slauson Avenue
                            Commerce, CA 90040
                            Attn:   Marc B. Crossman, Chief Financial Officer
                            Phone: (323) 725-5330
                            Fax:   (323) 417-5127

                     And fax copies to:

                            SunTrust Robinson Humphrey
                            3333 Peachtree Road, NE
                            Atlanta, GA 30326
                            Attn:  Rudy Scarito
                            Phone:  (404) 926-5909
                            Fax:    (404) 926-5947

                     And

                            Akin Gump Strauss & Feld LLP
                            1333 New Hampshire Avenue, N.W.
                            Washington, DC 20036
                            Attn: Paul A. Belvin
                            Phone: (202) 887-4000
                            Fax:   (202) 887-4288

          An executed original Securities Purchase Agreement and Investor Questionnaire or a fax thereof must be received by 2:00 p.m., Eastern time, on a date to be determined and distributed to the investor at a later date.

B. Instructions regarding the transfer of funds for the purchase of Securities will be faxed to the investor by the Company at a later date.

C. To resell the Securities after the Registration Statement covering the Securities is effective:

     1.   Provided that a Suspension of the Registration Statement pursuant to
          Section 7.2(c) of the Securities Purchase Agreement is not then in effect pursuant to the terms of the Securities Purchase Agreement, the investor may sell Securities under the Registration Statement, subject to the notification provisions in the Securities Purchase Agreement, provided that it arranges for delivery of a current Prospectus to the transferee. Upon receipt of a request therefor, the Company has agreed to provide an adequate number of current Prospectuses to each investor and to supply copies to any other parties requiring such Prospectuses.

     2. The investor must also deliver to the Company's transfer agent, with a copy to the Company, a Certificate of Subsequent Sale in the form attached as Exhibit A to the Securities Purchase Agreement, so that the Securities may be properly transferred.

                          SECURITIES PURCHASE AGREEMENT

Innovo Group Inc.
5804 E. Slauson Avenue
Commerce, CA 90040

Ladies & Gentlemen:

     The undersigned, _____________________________ (the "Investor"), hereby confirms its agreement with you as follows:

1. This Securities Purchase Agreement (the "Agreement") is made as of December 1, 2003 between Innovo Group Inc., a Delaware corporation (the "Company"), and the Investor.

2. The Company has authorized the sale and issuance of up to 4,400,000 shares of common stock of the Company, $0.10 par value per share (the "Common Stock") and warrants to purchase up to an additional 880,000 shares of Common Stock (the "Warrants" and together with the Common Stock, the "Securities"), to certain investors in a private placement (the "Offering").

3. The Company and the Investor agree that the Investor will purchase from the Company and the Company will issue and sell to the Investor ___________ shares, for a purchase price of $3.00 per share, or an aggregate purchase price of $_______________, and a Warrant to purchase 20% of the Shares of Common Stock being purchased hereby pursuant to the Terms and Conditions for Purchase of Securities attached hereto as Annex I and incorporated herein by reference as if fully set forth herein (the "Terms and Conditions") and the Warrant attached as Annex II. Unless otherwise requested by the Investor, certificates representing the Securities purchased by the Investor will be registered in the Investor's name and address as set forth below.

4. The Investor represents that, except as set forth below, (a) it has had no position, office or other material relationship within the past three years with the Company or persons known to it to be affiliates of the Company, (b) neither it, nor any group of which it is a member or to which it is related, beneficially owns (including the right to acquire or vote) any securities of the Company and (c) it has no direct or indirect affiliation or association with any NASD member as of the date hereof. Exceptions:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
     (If no exceptions, write "none." If left blank, response will be deemed to be "none.")

     Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose. By executing this Agreement, you acknowledge that the Company may use the information in paragraph 4 above and the name and address information below in preparation of the Registration Statement (as defined in Annex I).

AGREED AND ACCEPTED:
-------------------

Innovo Group Inc.                  Investor:
                                             -----------------------------------

                                   By:
                                       -----------------------------------------

                                   Print Name:
--------------------------                     ---------------------------------
By:
Title:                             Title:
                                          --------------------------------------

                                   Address:
                                            ------------------------------------

                                   ---------------------------------------------


                                   Tax ID No.:
                                               ---------------------------------

                                   Contact name:
                                                 -------------------------------

                                   Telephone:
                                              ----------------------------------

                                   Name in which shares and warrant should be registered (if different):

                                   ---------------------------------------------

                                     ANNEX I

                 TERMS AND CONDITIONS FOR PURCHASE OF SECURITIES


     1. Authorization and Sale of the Securities. Subject to these Terms and Conditions, the Company has authorized the sale of up to 4,400,000 shares of Common Stock and Warrants to purchase up to an additional 880,000 shares of Common Stock. The Company reserves the right to increase or decrease this number.

     2. Agreement to Sell and Purchase the Securities; Subscription Date.

          2.1 At the Closing (as defined in Section 3), the Company will sell to the Investor, and the Investor will purchase from the Company, upon the terms and conditions hereinafter set forth, the number of Securities set forth in
Section 3 of the Securities Purchase Agreement to which these Terms and Conditions are attached at the purchase price set forth thereon.

          2.2 The Company may enter into the same form of Securities Purchase Agreement, including these Terms and Conditions, with certain other investors (the "Other Investors") and expects to complete sales of Securities to them. (The Investor and the Other Investors are hereinafter sometimes collectively referred to as the "Investors," and the Securities Purchase Agreement to which these Terms and Conditions are attached and the Securities Purchase Agreements (including attached Terms and Conditions) executed by the Other Investors are hereinafter sometimes collectively referred to as the "Agreements.") The Company may accept executed Agreements from Investors for the purchase of Securities commencing upon the date on which the Company provides the Investors with the proposed purchase price per share and concluding upon the date (the "Subscription Date"), on which the Company has (i) executed Agreements with Investors for the purchase of Securities, and (ii) notified SunTrust Robinson Humphrey, in its capacity as placement agent for this transaction, in writing that it is no longer accepting additional Agreements from Investors for the purchase of Securities. The Company may not enter into any Agreements after the Subscription Date.

     3. Delivery of the Securities at Closing. The completion of the purchase and sale of the Securities (the "Closing") shall occur (the "Closing Date") on ________ __, 2003, at the offices of the Company's counsel. At the Closing, the Company shall deliver to the Investor one or more stock certificates representing the number of shares of Common Stock set forth in Section 3 of the Securities Purchase Agreement, each such certificate to be registered in the name of the Investor or, if so indicated on the signature page of the Securities Purchase Agreement, in the name of a nominee designated by the Investor and a Warrant to Purchase Shares of Innovo Group Inc. Common Stock in the form attached hereto as Annex II, to purchase 20% of the number of shares of Common Stock set forth in Section 3 of the Securities Purchase Agreement, such Warrant to be registered in the name of Investor or, if so indicated on the signature page of the Securities Purchase Agreement, in the name of the nominee designated by the Investor.

     The Company's obligation to issue the Securities to the Investor shall be subject to the following conditions, any one or more of which may be waived by the Company: (a) receipt by the Company of a certified or official bank check or wire transfer of funds in the full amount of the purchase price for the Securities being purchased hereunder as set forth in Section 3 of the Securities Purchase Agreement; (b) completion of the purchases and sales under the Agreements with the Other Investors; and (c) the accuracy of the representations and warranties made by the Investors and the fulfillment of those undertakings of the Investors to be fulfilled prior to the Closing.

     The Investor's obligation to purchase the Securities shall be subject to the following conditions, any one or more of which may be waived by the
Investor: (a) the Company shall have executed Agreements for the purchase of Securities (including the Warrant), (b) the representations and warranties of the Company set forth herein shall be true and correct as of the Closing Date in all material respects (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true and correct as of such date) and (c) the Investor shall have received such documents as such Investor shall reasonably have requested, including, a standard opinion of Company Counsel as to the matters set forth in Section 4.2 and as to exemption from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), of the sale of the Securities.

     4. Representations, Warranties and Covenants of the Company. The Company hereby represents and warrants to, and covenants with, the Investor, as follows:

          4.1 Organization. The Company is duly organized and validly existing in good standing under the laws of the jurisdiction of its organization. Each of the Company and its Subsidiaries (as defined in Rule 405 under the Securities
Act) has full power and authority to own, operate and occupy its properties and to conduct its business as presently conducted and as described in the documents filed by the Company under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of its most recently completed fiscal year through the date hereof, including, without limitation, its most recent report on Form 10-K (the "Exchange Act Documents") and is registered or qualified to do business and in good standing in each jurisdiction in which the nature of the business conducted by it or the location of the properties owned or leased by it requires such qualification and where the failure to be so qualified would have a material adverse effect upon the condition (financial or otherwise), earnings, business or business prospects, properties or operations of the Company and its Subsidiaries, considered as one enterprise (a "Material Adverse Effect"), and no proceeding has been instituted in any such jurisdiction, revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.

          4.2 Due Authorization and Valid Issuance. The Company has all requisite power and authority to execute, deliver and perform its obligations under the Agreements, and the Agreements have been duly authorized and validly executed and delivered by the Company and constitute legal, valid and binding agreements of the Company enforceable against the Company in accordance with their terms, except as rights to indemnity and contribution may be limited by state or federal securities laws or the public policy underlying such laws, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Securities being purchased by the Investor hereunder will, upon issuance and payment therefor pursuant to the terms hereof, be duly authorized, validly issued, fully-paid and non-assessable.

          4.3 Non-Contravention. The execution and delivery of the Agreements, the issuance and sale of the Securities under the Agreements, the fulfillment of the terms of the Agreements and the consummation of the transactions contemplated thereby will not (A) conflict with or constitute a violation of, or default (with the passage of time or otherwise) under, (i) any material bond, debenture, note or other evidence of indebtedness, lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which the Company or any Subsidiary is a party or by which it or any of its Subsidiaries or their respective properties are bound, (ii) the charter, by-laws or other organizational documents of the Company or any Subsidiary, or (iii) any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority applicable to the Company or any Subsidiary or their respective properties, except in the case of clauses (i) and (iii) for any such conflicts, violations or defaults which are not reasonably likely to have a Material Adverse Effect or (B) result in the creation or imposition of any lien, encumbrance, claim, security interest or restriction whatsoever upon any of the material properties or assets of the Company or any Subsidiary or an acceleration of indebtedness pursuant to any obligation, agreement or condition contained in any material bond, debenture, note or any other evidence of indebtedness or any material indenture, mortgage, deed of trust or any other agreement or instrument to which the Company or any Subsidiary is a party or by which any of them is bound or to which any of the material property or assets of the Company or any Subsidiary is subject. No consent, approval, authorization or other order of, or registration, qualification or filing with, any regulatory body, administrative agency, or other governmental body in the United States or any other person is required for the execution and delivery of the Agreements and the valid issuance and sale of the Securities to be sold pursuant to the Agreements, other than such as have been made or obtained, and except for any post-closing securities filings or notifications required to be made under federal or state securities laws.

          4.4 Capitalization. The capitalization of the Company as of October 14, 2003 is as set forth in the most recent applicable Exchange Act Documents. The Company has not issued any capital stock since that date other than pursuant to (i) employee benefit plans disclosed in the Exchange Act Documents, or (ii) outstanding warrants, options or other securities disclosed in the Exchange Act Documents. The Securities to be sold pursuant to the Agreements have been duly authorized, and when issued and paid for in accordance with the terms of the Agreements will be duly and validly issued, fully paid and nonassessable. The outstanding shares of capital stock of the Company have been duly and validly issued and are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and were not issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. Except as set forth in or contemplated by the Exchange Act Documents, there are no outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any unissued shares of capital stock or other equity interest in the Company or any Subsidiary, or any contract, commitment, agreement, understanding or arrangement of any kind to which the Company is a party or of which the Company has knowledge and relating to the issuance or sale of any capital stock of the Company or any Subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options. Without limiting the foregoing, no preemptive right, co-sale right, right of first refusal, registration right, or other similar right exists with respect to the Securities or the issuance and sale thereof. No further approval or authorization of any stockholder, the Board of Directors of the Company or others is required for the issuance and sale of the Securities. The Company owns the entire equity interest in each of its Subsidiaries, free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest, other than as described in the Exchange Act Documents. Except as disclosed in the Exchange Act Documents, there are no stockholders agreements, voting agreements or other similar agreements with respect to the Common Stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company's stockholders.

          4.5 Legal Proceedings. There is no material legal or governmental proceeding pending or, to the knowledge of the Company, threatened to which the Company or any Subsidiary is or may be a party or of which the business or property of the Company or any Subsidiary is subject that is not disclosed in the Exchange Act Documents.

          4.6 No Violations. Neither the Company nor any Subsidiary is in violation of its charter, bylaws, or other organizational document, or in violation of any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority applicable to the Company or any Subsidiary, which violation, individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect, or is in default (and there exists no condition which, with the passage of time or otherwise, would constitute a default) in any material respect in the performance of any bond, debenture, note or any other evidence of indebtedness in any indenture, mortgage, deed of trust or any other material agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or by which the properties of the Company or any Subsidiary are bound, which would be reasonably likely to have a Material Adverse Effect.

          4.7 Governmental Permits, Etc. With the exception of the matters which are dealt with separately in Sections 4.1, 4.12, 4.13, and 4.14, each of the Company and its Subsidiaries has all necessary franchises, licenses, certificates and other authorizations from any foreign, federal, state or local government or governmental agency, department, or body that are currently necessary for the operation of the business of the Company and its Subsidiaries as currently conducted and as described in the Exchange Act Documents except where the failure to currently possess could not reasonably be expected to have a Material Adverse Effect.

          4.8 Intellectual Property. Except as specifically disclosed in the Exchange Act Documents (i) each of the Company and its Subsidiaries owns or possesses sufficient rights to use all material patents, patent rights, trademarks, copyrights, licenses, inventions, trade secrets, trade names and know-how (collectively, "Intellectual Property") described or referred to in the Exchange Act Documents as owned or possessed by it or that are necessary for the conduct of its business as now conducted or as proposed to be conducted as described in the Exchange Act Documents except where the failure to currently own or possess would not have a Material Adverse Effect, (ii) neither the Company nor any of its Subsidiaries is infringing, or has received any notice of, or has any knowledge of, any asserted infringement by the Company or any of its Subsidiaries of, any rights of a third party with respect to any Intellectual Property that, individually or in the aggregate, would have a Material Adverse Effect and (iii) neither the Company nor any of its Subsidiaries has received any notice of, or has any knowledge of, infringement by a third party with respect to any Intellectual Property rights of the Company or of any Subsidiary that, individually or in the aggregate, would have a Material Adverse Effect.

          4.9 Financial Statements. The financial statements of the Company and the related notes contained in the Exchange Act Documents present fairly, in accordance with generally accepted accounting principles, the financial position of the Company and its Subsidiaries as of the dates indicated, and the results of its operations and cash flows for the periods therein specified consistent with the books and records of the Company and its Subsidiaries except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which are not expected to be material in amount. Such financial statements (including the related notes) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods therein specified, except as may be disclosed in the notes to such financial statements, or in the case of unaudited statements, as may be permitted by the Securities and Exchange Commission (the "SEC") on Form 10-Q under the Exchange Act and except as disclosed in the Exchange Act Documents. The other financial information contained in the Exchange Act Documents has been prepared on a basis consistent with the financial statements of the Company.

          4.10 No Material Adverse Change. Except as disclosed in the Exchange Act Documents, since October 14, 2003, there has not been (i) any material adverse change in the financial condition or earnings of the Company and its Subsidiaries considered as one enterprise, (ii) any material adverse event affecting the Company or its Subsidiaries, (iii) any obligation, direct or contingent, that is material to the Company and its Subsidiaries considered as one enterprise, incurred by the Company, except obligations incurred in the ordinary course of business, (iv) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company or any of its Subsidiaries, or (v) any loss or damage (whether or not insured) to the physical property of the Company or any of its Subsidiaries which has been sustained which has a Material Adverse Effect.

          4.11 Disclosure. Except with respect to the material terms and conditions of the transaction contemplated by the Agreements, which shall be publicly disclosed by the Company pursuant to Section 15(b) hereof, the Company confirms that neither it nor any person acting on its behalf has provided Investor with any information that constitutes material, non-public information. The Company understands and confirms that Investor will rely on the foregoing representations in effecting transactions in the securities of the Company.

          4.12 Nasdaq Compliance. The Company's Common Stock is registered pursuant to Section 12(g) of the Exchange Act and is listed on The Nasdaq Stock Market, Inc. SmallCap Market (the "Nasdaq National Market"), and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or de-listing the Common Stock from the Nasdaq National Market, nor has the Company received any notification that the SEC or the National Association of Securities Dealers, Inc. ("NASD") is contemplating terminating such registration or listing.

          4.13 Reporting Status. The Company has filed in a timely manner all documents that the Company was required to file under the Exchange Act during the 12 months preceding the date of this Agreement. The Company is eligible to use Form S-3 to register the resale of the Securities by the Investors under the Securities Act in accordance with this Agreement. The following documents complied in all material respects with the SEC's requirements as of their respective filing dates, and the information contained therein as of the date thereof did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading:

               (a) 10-K, 10-Q's; proxy; 8-K's; other filings; and

               (b) all other documents, if any, filed by the Company with the SEC since November 30, 2002 pursuant to the reporting requirements of the Exchange Act.

          4.14 Listing. The Company shall comply with all requirements of the National Association of Securities ------- Dealers, Inc. with respect to the issuance of the Securities and the listing thereof on the Nasdaq National Market.

          4.15 No Manipulation of Stock. The Company has not taken and will not, in violation of applicable law, take, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Securities.

          4.16 Company not an "Investment Company". The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the "Investment Company Act"). The Company is not, and immediately after receipt of payment for the Securities will not be, an "investment company" or an entity "controlled" by an "investment company" within the meaning of the Investment Company Act and shall conduct its business in a manner so that it will not become subject to the Investment Company Act.

          4.17 Foreign Corrupt Practices. Neither the Company, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company, has (i) directly or indirectly, used any corrupt funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

          4.18 Accountants. Ernst & Young LLP, whom the Company expects will express its opinion with respect to the financial statements to be incorporated by reference from the Company's Annual Report on Form 10-K for the year ended November 30, 2002, into the Registration Statement (as defined below) and the prospectus which forms a part thereof, are independent accountants as required by the Securities Act and the rules and regulations promulgated thereunder.

          4.19 Contracts. The contracts described in the Exchange Act Documents that are material to the Company are in full force and effect on the date hereof, and neither the Company nor, to the Company's knowledge, any other party to such contracts is in breach of or default under any of such contracts which would have a Material Adverse Effect.

          4.20 Taxes. The Company has filed all necessary federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and the Company has no knowledge of a tax deficiency which has been or might be asserted or threatened against it which would have a Material Adverse Effect.

          4.21 Transfer Taxes. On the Closing Date, all stock transfer or other taxes (other than income taxes) which are required to be paid in connection with the sale and transfer of the Securities to be sold to the Investor hereunder will be, or will have been, fully paid or provided for by the Company and all laws imposing such taxes will be or will have been fully complied with.

          4.22 Private Offering. Assuming the correctness of the representations and warranties of the Investors set forth in Section 5 hereof, the offer and sale of Securities hereunder is exempt from registration under the Securities Act. The Company has not distributed and will not distribute prior to the Closing Date any offering material in connection with this Offering and sale of the Securities other than the documents of which this Agreement is a part or the Exchange Act Documents. The Company has not in the past nor will it hereafter take any action independent of the placement agent to sell, offer for sale or solicit offers to buy any securities of the Company which would bring the offer, issuance or sale of the Securities as contemplated by this Agreement, within the provisions of Section 5 of the Securities Act, unless such offer, issuance or sale was or shall be within the exemptions of Section 4 of the Securities Act.

          4.23 Disclosure Controls and Procedures; Internal Controls. The Company's certifying officers are responsible for establishing disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and they have (a) designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under their supervision, to ensure that material information relating to the Company, including its Subsidiaries, is made known to the certifying officers by others within those entities, particularly during the period in which the Form 10-K or Form 10-Q, as the case may be, is being prepared; (b) evaluated the effectiveness of the Company's disclosure controls and procedures as of the appropriate date as required by the rules under the Exchange Act in effect as of the filing of such report and presented in such report their conclusions about the effectiveness of the disclosure controls and procedures as of such appropriate date based on their evaluation; and (c) disclosed in the report any changes in the Company's internal controls or internal controls over financial reporting as required by the applicable rules under the Exchange Act in effect as of the filing of such report. Since August 30, 2003, there have been no changes in the Company's internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that has materially affected, or is reasonably likely to materially affect, the registrant's internal control over financial reporting.

     5. Representations, Warranties and Covenants of the Investor.

          5.1 The Investor represents and warrants to, and covenants with, the Company that: (i) the Investor is an "accredited investor" as defined in Regulation D under the Securities Act and the Investor is also knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to investments in shares presenting an investment decision like that involved in the purchase of the Securities, including investments in securities issued by the Company and investments in comparable companies, and has requested, received, reviewed and considered all information it deemed relevant in making an informed decision to purchase the Securities; (ii) the Investor is acquiring the number of Securities set forth in Section 3 of the Securities Purchase Agreement in the ordinary course of its business and for its own account for investment only and with no present intention of distributing any of such Securities or any arrangement or understanding with any other persons regarding the distribution of such Securities; (iii) the Investor will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Securities except in compliance with the Securities Act, applicable state securities laws and the respective rules and regulations promulgated thereunder; (iv) the Investor has answered all questions on the

Investor Questionnaire for use in preparation of the Registration Statement and the answers thereto are true, correct and complete as of the date hereof and will be true, correct and complete as of the Closing Date; (v) the Investor will notify the Company immediately of any change in any of such information until such time as the Investor has sold all of its Securities or until the Company is no longer required to keep the Registration Statement effective; and (vi) the Investor has, in connection with its decision to purchase the number of Securities set forth in Section 3 of the Securities Purchase Agreement, relied only upon the Exchange Act Documents and the representations and warranties of the Company contained herein. The Investor understands that its acquisition of the Securities has not been registered under the Securities Act or registered or qualified under any state securities law in reliance on specific exemptions therefrom, which exemptions may depend upon, among other things, the bona fide nature of the Investor's investment intent as expressed herein. Investor has completed or caused to be completed and delivered to the Company the Investor Questionnaire, which questionnaire is true, correct and complete in all material respects.

          5.2 The Investor acknowledges, represents and agrees that no action has been or will be taken in any jurisdiction outside the United States by the Company that would permit an offering of the Securities, or possession or distribution of offering materials in connection with the issue of the Securities, in any jurisdiction outside the United States where legal action by the Company for that purpose is required. Each Investor outside the United States will comply with all applicable laws and regulations in each foreign jurisdiction in which it purchases, offers, sells or delivers Securities or has in its possession or distributes any offering material, in all cases at its own expense.

          5.3 The Investor hereby covenants with the Company not to make any sale of the Securities without complying with the provisions of this Agreement and without causing the prospectus delivery requirement under the Securities Act to be satisfied, and the Investor acknowledges that the certificates evidencing the Securities will be imprinted with a legend that prohibits their transfer except in accordance therewith. The Investor acknowledges that there may occasionally be times when the Company determines that it must suspend the use of the Prospectus forming a part of the Registration Statement, as set forth in
Section 7.2(c).

          5.4 The Investor further represents and warrants to, and covenants with, the Company that (i) the Investor has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and (ii) this Agreement constitutes a valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as the indemnification agreements of the Investors herein may be legally unenforceable.

          5.5 Investor will not use any of the restricted Securities acquired pursuant to this Agreement to cover any short position in the Common Stock of the Company if doing so would be in violation of applicable securities laws.

          5.6 The Investor understands that nothing in the Exchange Act Documents, this Agreement or any other materials presented to the Investor in connection with the purchase and sale of the Securities constitutes legal, tax or investment advice. The Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Securities.

     6. Survival of Representations, Warranties and Agreements. Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Company and the Investor herein shall survive the execution of this Agreement, the delivery to the Investor of the Securities being purchased and the payment therefor .

     7. Registration of the Securities; Compliance with the Securities Act.

          7.1 Registration Procedures and Other Matters. The Company shall:

               (a) subject to receipt of necessary information from the Investors after prompt request from the Company to the Investors to provide such information, prepare and file with the SEC, within 15 business days after the Closing Date, a registration statement on Form S-3 (the "Registration Statement") to enable the resale of the Common Stock (including shares of Common Stock issuable upon conversion of the Warrant) by the Investors from time to time through the automated quotation system of the Nasdaq National Market or in privately-negotiated transactions pursuant to Rule 415 of the Securities Act;

               (b) use its commercially reasonable best efforts, subject to receipt of necessary information from the Investors after prompt request from the Company to the Investors to provide such information, to cause the Registration Statement to become effective within 30 days after the Registration Statement is filed by the Company (unless the Registration Statement is reviewed by the SEC), such efforts to include, without limiting the generality of the foregoing, preparing and filing with the SEC in such 30-day period any financial statements that are required to be filed prior to the effectiveness of such Registration Statement;

               (c) use its best efforts to prepare and file with the SEC such amendments and supplements to the Registration Statement and the Prospectus used in connection therewith as may be necessary to keep the Registration Statement current, effective and free from any material misstatement or omission to state a material fact for a period not exceeding, with respect to each Investor's Securities purchased hereunder, the earlier of (i) the second anniversary of the Closing Date, (ii) the date on which the Investor may sell all Securities then held by the Investor without restriction by the volume limitations of Rule 144(e) of the Securities Act, or (iii) such time as all Securities purchased by such Investor in this Offering have been sold pursuant to a registration statement;

               (d) furnish to the Investor with respect to the Securities registered under the Registration Statement such number of copies of the Registration Statement, Prospectuses and Preliminary Prospectuses in conformity with the requirements of the Securities Act and such other documents as the Investor may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Securities by the Investor; provided, however, that the obligation of the Company to deliver copies of Prospectuses or Preliminary Prospectuses to the Investor shall be subject to the receipt by the Company of reasonable assurances from the Investor that the Investor will comply with the applicable provisions of the Securities Act and of such other securities or blue sky laws as may be applicable in connection with any use of such Prospectuses or Preliminary Prospectuses;

               (e) file documents required of the Company for normal blue sky clearance in states specified in writing by the Investor and use its best efforts to maintain such blue sky qualifications during the period the Company is required to maintain the effectiveness of the Registration Statement pursuant to Section 7.1(c); provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented;

               (f) bear all expenses in connection with the procedures in paragraph (a) through (e) of this Section 7.1 and the registration of the Securities pursuant to the Registration Statement;

               (g) advise the Investor, promptly after it shall receive notice or obtain knowledge of the issuance of any stop order by the SEC delaying or suspending the effectiveness of the Registration Statement or of the initiation or threat of any proceeding for that purpose; and it will promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued; and

               (h) in the event that the Registration Statement is reviewed by the Staff of the SEC and is not declared effective on or before 180 days after the date of initial filing of the Registration Statement, pay to Investor in cash in immediately available funds an amount equal to 1% of the aggregate purchase price of the Securities purchased by Investor (the "Registration Penalty") for each month after such 180-day period until the effective date of the Registration Statement. The Registration Penalty shall accrue on a daily basis until such date as the Registration Statement shall become effective and shall be payable in arrears by the Company within 10 days of the end of each calendar month after the expiration of such 180-day period.


          7.2 Transfer of Securities After Registration; Suspension.

               (a) The Investor agrees that it will not effect any disposition of the Securities or its right to purchase the Securities that would constitute a sale within the meaning of the Securities Act except as contemplated in the Registration Statement referred to in Section 7.1 and as described below or as otherwise permitted by law, and that it will promptly notify the Company of any changes in the information set forth in the Registration Statement regarding the Investor or its plan of distribution.

               (b) Except in the event that paragraph (c) below applies, the Company shall (i) if deemed necessary by the Company, prepare and file from time to time with the SEC a post-effective amendment to the Registration Statement or a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or file any other required document so that such Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and so that, as thereafter delivered to purchasers of the Securities being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) provide the Investor copies of any documents filed pursuant to Section 7.2(b)(i); and (iii) inform each Investor that the Company has complied with its obligations in Section 7.2(b)(i) (or that, if the Company has filed a post-effective amendment to the Registration Statement which has not yet been declared effective, the Company will notify the Investor to that effect, will use its best efforts to secure the effectiveness of such post-effective amendment as promptly as possible and will promptly notify the Investor pursuant to Section 7.2(b)(i) hereof when the amendment has become effective).

               (c) Subject to paragraph (d) below, in the event (i) of any request by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to a Registration Statement or related Prospectus or for additional information; (ii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose;
(iii) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; or (iv) of any event or circumstance which, upon the advice of its counsel, necessitates the making of any changes in the Registration Statement or Prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; then the Company shall deliver, via Federal Express or other overnight delivery service, a certificate in writing to the Investor (the "Suspension Notice") to the effect of the foregoing and, upon receipt of such Suspension Notice, the Investor will refrain from selling any Securities pursuant to the Registration Statement (a "Suspension") until the Investor's receipt of copies of a supplemented or amended Prospectus prepared and filed by the Company, or until it is advised in writing by the Company that the current Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in any such Prospectus. In the event of any Suspension, the Company will use its best efforts to cause the use of the Prospectus so suspended to be resumed as soon as reasonably practicable within 20 business days after the delivery of a Suspension Notice to the Investor. In addition to and without limiting any other remedies (including, without limitation, at law or at equity) available to the Investor, the Investor shall be entitled to specific performance in the event that the Company fails to comply with the provisions of this Section 7.2(c).

               (d) Notwithstanding the foregoing paragraphs of this Section 7.2, the Investor shall not be prohibited from selling Securities under the Registration Statement as a result of Suspensions for more than 45 trading days in any twelve month period (the "Restricted Period"); provided that the Company may extend such Restricted Period for more than 45 trading days if, in the good faith judgment of the Company's Board of Directors, upon the written opinion of counsel, the sale of Securities under the Registration Statement in reliance on this paragraph 7.2(d) would be reasonably likely to cause a violation of the Securities Act or the Exchange Act and result in liability to the Company, in which case, the Company shall pay the Investor in cash in immediately available funds an amount equal to: (i) 1% of the aggregate purchase price of the Securities purchased by the Investor if the Restricted Period is extended beyond 45 trading days (accruing at a daily basis at 0.03333% of the aggregate purchase price of the Securities per day), and (ii) 2% of the aggregate purchase price of the Securities purchased by the Investor if the Restricted Period is extended beyond 75 trading days (accruing at a daily basis at 0.06666% of the aggregate purchase price of the Securities per day),. In no event shall such Restricted Period be extended beyond 90 trading days. The Investor hereby covenants not to sell any of the Securities during any Restricted Period in accordance with this Section.

               (e) Provided that a Suspension is not then in effect, the Investor may sell Securities under the Registration Statement, provided that it arranges for delivery of a current Prospectus to the transferee of such Securities. Upon receipt of a request therefor, the Company has agreed to provide an adequate number of current Prospectuses to the Investor and to supply copies to any other parties requiring such Prospectuses.

               (f) In the event of a sale of Securities by the Investor pursuant to the Registration Statement, the Investor must also deliver to the Company's transfer agent, with a copy to the Company, a Certificate of Subsequent Sale substantially in the form attached hereto as Exhibit A, so that the Securities may be properly transferred.

          7.3 Indemnification. For the purpose of this Section 7.3:

          (i) the term "Selling Stockholder" shall include the Investor and any affiliate of such Investor;

          (ii) the term "Registration Statement" shall include the Prospectus in the form first filed with the SEC pursuant to Rule 424(b) of the Securities Act or filed as part of the Registration Statement at the time of effectiveness if no Rule 424(b) filing is required, exhibit, supplement or amendment included in or relating to the Registration Statement referred to in Section 7.1; and

          (iii) the term "untrue statement" shall include any untrue statement or alleged untrue statement, or any omission or alleged omission to state in the Registration Statement a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

               (a) The Company agrees to indemnify and hold harmless each Selling Stockholder from and against any losses, claims, damages or liabilities to which such Selling Stockholder may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon (i) any breach of the representations or warranties of the Company contained herein or failure to comply with the covenants and agreements of the Company contained herein, (ii) any untrue statement of a material fact contained in the Registration Statement as amended at the time of effectiveness or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any failure by the Company to fulfill any undertaking included in the Registration Statement as amended at the time of effectiveness, and the Company will reimburse such Selling Stockholder for any reasonable legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim, or preparing to defend any such action, proceeding or claim, provided, however, that the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon, an untrue statement made in such Registration Statement or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Selling Stockholder specifically for use in preparation of the Registration Statement or the failure of such Selling Stockholder to comply with its covenants and agreements contained in Section 7.2 hereof respecting sale of the Securities or any statement or omission in any Prospectus that is corrected in any subsequent Prospectus that was delivered to the Selling Stockholder prior to the pertinent sale or sales by the Selling Stockholder. The Company shall reimburse each Selling Stockholder for the amounts provided for herein on demand as such expenses are incurred.

               (b) The Investor agrees to indemnify and hold harmless the Company (and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, each officer of the Company who signs the Registration Statement and each director of the Company) from and against any losses, claims, damages or liabilities to which the Company (or any such officer, director or controlling person) may become subject (under the Securities Act or otherwise), insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, (i) any failure to comply with the covenants and agreements contained in Section 7.2 hereof respecting sale of the Securities, or (ii) any untrue statement of a material fact contained in the Registration Statement or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading if such untrue statement or omission was made in reliance upon and in conformity with written information furnished by or on behalf of the Investor specifically for use in preparation of the Registration Statement, and the Investor will reimburse the Company (or such officer, director or controlling person), as the case may be, for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided that the Investor's obligation to indemnify the Company shall be limited to the net amount received by the Investor from the sale of the Securities.

               (c) Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 7.3, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, but the omission to so notify the indemnifying person will not relieve it from any liability which it may have to any indemnified person under this Section 7.3 (except to the extent that such omission materially and adversely affects the indemnifying person's ability to defend such action) or from any liability otherwise than under this Section 7.3. Subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person, the indemnifying person shall be entitled to participate therein, and, to the extent that it shall elect by written notice delivered to the indemnified person promptly after receiving the aforesaid notice from such indemnified person, shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to such indemnified person. After notice from the indemnifying person to such indemnified person of its election to assume the defense thereof, such indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof, provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate, in the opinion of counsel to the indemnified person, for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person; provided, however, that no indemnifying person shall be responsible for the fees and expenses of more than one separate counsel (together with appropriate local counsel) for all indemnified parties. In no event shall any indemnifying person be liable in respect of any amounts paid in settlement of any action unless the indemnifying person shall have approved the terms of such settlement; provided that such consent shall not be unreasonably withheld. No indemnifying person shall, without the prior written consent of the indemnified person, effect any settlement of any pending or threatened proceeding in respect of which any indemnified person is or could have been a party and indemnification could have been sought hereunder by such indemnified person, unless such settlement includes an unconditional release of such indemnified person from all liability on claims that are the subject matter of such proceeding.

               (d) If the indemnification provided for in this Section 7.3 is unavailable to or insufficient to hold harmless an indemnified person under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying person shall contribute to the amount paid or payable by such indemnified person as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Investor, as well as any other Selling Shareholders under such registration statement on the other in connection with the statements or omissions or other matters which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, in the case of an untrue statement, whether the untrue statement relates to information supplied by the Company on the one hand or an Investor or other Selling Shareholder on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement. The Company and the Investor agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Investor and other Selling Shareholders were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified person as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), the Investor shall not be required to contribute any amount in excess of the amount by which the net amount received by the Investor from the sale of the Securities to which such loss relates exceeds the amount of any damages which such Investor has otherwise been required to pay by reason of such untrue statement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Investor's obligations in this subsection to contribute shall be in proportion to its Investor sale of Securities to which such loss relates and shall not be joined with any other Selling Shareholders.

               (e) The parties to this Agreement hereby acknowledge that they are sophisticated business persons who were represented by counsel during the negotiations regarding the provisions hereof including, without limitation, the provisions of this Section 7.3, and are fully informed regarding said provisions. They further acknowledge that the provisions of this Section 7.3 fairly allocate the risks in light of the ability of the parties to investigate the Company and its business in order to assure that adequate disclosure is made in the Registration Statement as required by the Act and the Exchange Act. The parties are advised that federal or state public policy as interpreted by the courts in certain jurisdictions may be contrary to certain of the provisions of this Section 7.3, and the parties hereto hereby expressly waive and relinquish any right or ability to assert such public policy as a defense to a claim under this Section 7.3 and further agree not to attempt to assert any such defense.

          7.4 Termination of Conditions and Obligations. The conditions precedent imposed by Section 5 or this Section 7 upon the transferability of the Securities shall cease and terminate as to any particular number of the Securities when such Securities shall have been effectively registered under the Securities Act and sold or otherwise disposed of in accordance with the intended method of disposition set forth in the Registration Statement covering such Securities or at such time as an opinion of counsel reasonably satisfactory to the Company shall have been rendered to the effect that such conditions are not necessary in order to comply with the Securities Act.

          7.5 Information Available. So long as the Registration Statement is effective covering the resale of Securities owned by the Investor, the Company will furnish to the Investor upon the reasonable request of the Investor, an adequate number of copies of the Prospectuses to supply to any other party requiring such Prospectuses; and upon the reasonable request of the Investor, the Chief Executive Officer or the Chief Financial Officer of the Company (or an appropriate designee thereof) will meet with the Investor or a representative thereof during normal business hours at the Company's headquarters to discuss all information relevant for disclosure in the Registration Statement covering the Securities and will otherwise use its commercially reasonable best efforts to cooperate with any Investor conducting an investigation for the purpose of reducing or eliminating such Investor's exposure to liability under the Securities Act, including the reasonable production of information at the Company's headquarters; provided, that the Company shall not be required to disclose any confidential information to or meet at its headquarters with any Investor until and unless the Investor shall have entered into a confidentiality agreement in form and substance reasonably satisfactory to the Company with the Company with respect thereto and, provided, further, that such investigation shall not interfere with the normal business operations of the Company.

     8. Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed (A) if within the United States by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile, or (B) if delivered from outside the United States, by International Federal Express or facsimile, and shall be deemed given (i) if delivered by first-class registered or certified mail, three business days after so mailed, (ii) if delivered by nationally recognized overnight carrier, one business day after so mailed, (iii) if delivered by International Federal Express, two business days after so mailed, (iv) if delivered by facsimile, upon electronic confirmation of receipt and shall be delivered as addressed as follows:

          (a)  if to the Company, to:

                            Innovo Group Inc.
                            5804 E. Slauson Avenue
                            Commerce, CA 90040
                            Attn:  Marc. B. Crossman, Chief Financial Officer

          (b)  with a copy to:

                            Akin Gump Strauss & Feld LLP
                            1333 New Hampshire Avenue, N.W.
                            Washington, DC 20036
                            Attn: Paul A. Belvin

          (c) if to the Investor, at its address on the signature page hereto, or at such other address or addresses as may have been furnished to the Company in writing.

     9. Changes. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Investor.

     10. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

     11. Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

     12. Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York.

     13. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

     14. Rule 144. The Company covenants that it will timely file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Company is not required to file such reports, it will, upon the request of any Investor holding Securities purchased hereunder made after the first anniversary of the Closing Date, make publicly available such information as necessary to permit sales pursuant to Rule 144 under the Securities Act), and it will take such further action as any such Investor may reasonably request, all to the extent required from time to time to enable such Investor to sell Securities purchased hereunder without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC. Upon the request of the Investor, the Company will deliver to such holder a written statement as to whether it has complied with such information and requirements.

     15. Confidential Information. (a) The Investor represents to the Company that, at all times during the Company's offering of the Securities, the Investor has maintained in confidence all non-public information regarding the Company received by the Investor from the Company or its agents, and covenants that it will continue to maintain in confidence such information until such information
(a) becomes generally publicly available other than through a violation of this provision by the Investor or its agents or (b) is required to be disclosed in legal proceedings (such as by deposition, interrogatory, request for documents, subpoena, civil investigation demand, filing with any governmental authority or similar process), provided, however, that before making any use or disclosure in reliance on this subparagraph (b) the Investor shall give the Company at least fifteen (15) days prior written notice (or such shorter period as required by law) specifying the circumstances giving rise thereto and will furnish only that portion of the non-public information which is legally required and will exercise its best efforts at the sole expense of the Company to obtain reliable assurance that confidential treatment will be accorded any non-public information so furnished.

          (b) The Company shall on the Closing Date issue a press release (the "Closing Date Press Release") disclosing the material terms of the transactions contemplated hereby (including at least the number of Securities sold and proceeds therefrom). The Company will use its best efforts to disclose in the Closing Date Press Release any other material, non-public information disclosed to the Investor pursuant to Section 15(a) above, as applicable.

                                INNOVO GROUP INC

                             INVESTOR QUESTIONNAIRE

                (ALL INFORMATION WILL BE TREATED CONFIDENTIALLY)

To:       Innovo Group Inc.
          5804 E. Slauson Avenue
          Commerce, CA 90040


          This Investor Questionnaire ("Questionnaire") must be completed by each potential investor in connection with the offer and sale of the shares of the common stock, par value $0.10 per share, of Innovo Group Inc. (the "Common Stock") and warrants to purchase shares of Common Stock (the "Warrants" and together with the Common Stock, the "Securities"). The Securities are being offered and sold by Innovo Group, Inc. (the "Corporation") without registration under the Securities Act of 1933, as amended (the "Act"), and the securities laws of certain states, in reliance on the exemptions contained in Section 4(2) of the Act and on Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws. The Corporation must determine that a potential investor meets certain suitability requirements before offering or selling Securities to such investor. The purpose of this Questionnaire is to assure the Corporation that each investor will meet the applicable suitability requirements. The information supplied by you will be used in determining whether you meet such criteria, and reliance upon the private offering exemption from registration is based in part on the information herein supplied.

          This Questionnaire does not constitute an offer to sell or a solicitation of an offer to buy any security. Your answers will be kept strictly confidential. However, by signing this Questionnaire you will be authorizing the Corporation to provide a completed copy of this Questionnaire to such parties as the Corporation deems appropriate in order to ensure that the offer and sale of the Securities will not result in a violation of the Act or the securities laws of any state and that you otherwise satisfy the suitability standards applicable to purchasers of the Securities. All potential investors must answer all applicable questions and complete, date and sign this Questionnaire. Please print or type your responses and attach additional sheets of paper if necessary to complete your answers to any item.

A.        BACKGROUND INFORMATION

Name:
     ---------------------------------------------------------------------------

Business Address:
                 ---------------------------------------------------------------
                                        (Number and Street)

--------------------------------------------------------------------------------
(City)                          (State)                   (Zip Code)

Telephone Number: (   )
                   ---  --------------------------------------------------------

Residence Address (for individuals):
                                    --------------------------------------------
                                        (Number and Street)

--------------------------------------------------------------------------------
(City)                          (State)                   (Zip Code)

Telephone Number: (   )
                   ---  --------------------------------------------------------

If an individual:
     Age:         Citizenship:              Where registered to vote:
         ------               ----------                             -----------

If a corporation, partnership, limited liability company, trust or other entity:
     Type of entity:
                     -----------------------------------------------------------
     State of formation:                     Date of formation:
                         -----------------                      ----------------

Social Security or Taxpayer Identification No.
                                              ----------------------------------

Send all correspondence to (check one): ____ Residence Address

                                        ____ Business Address

Current ownership of securities of the Corporation:__________ shares of common stock, par value $0.10 per share options and/or warrants to purchase ______ shares of Common Stock

B.        STATUS AS ACCREDITED INVESTOR

          The undersigned is an "accredited investor" as such term is defined in Regulation D under the Act, as at the time of the sale of the Securities the undersigned falls within one or more of the following categories (Please initial one or more, as applicable):1

          ____ (1) a bank as defined in Section 3(a)(2) of the Act, or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; an insurance company as defined in Section 2(13) of the Act; an investment company registered under the Investment Corporation Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; a Small Business Investment Corporation licensed by the U.S. Small Business Administration under
Section 301(c) or (d) of the Small Business Investment Act of 1958; a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with the investment decisions made solely by persons that are accredited investors;

          ____ (2) a private business development company as defined in Section 202(a)(22) of the Investment Adviser Act of 1940;

          ____ (3) an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the Securities offered, with total assets in excess of $5,000,000;

          ____ (4) a natural person whose individual net worth, or joint net worth with that person's spouse, at the time of such person's purchase of the Securities exceeds $1,000,000;

          ____ (5) a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

          ____ (6) a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D; and

          ____ (7) an entity in which all of the equity owners are accredited investors (as defined above). (Note: If this item is selected, each equity owner must submit an individual investor questionnaire.)

----------
         1 As used in this Questionnaire, the term "net worth" means the excess of total assets over total liabilities. In computing net worth for the purpose of subsection (4), the principal residence of the investor must be valued at cost, including cost of improvements, or at recently appraised value by an institutional lender making a secured loan, net of encumbrances. In determining income, the investor should add to the investor's adjusted gross income any amounts attributable to tax exempt income received, losses claimed as a limited partner in any limited partnership, deductions claimed for depiction, contributions to an IRA or KEOGH retirement plan, alimony payments, and any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income.

C.        REPRESENTATIONS

          The undersigned hereby represents and warrants to the Corporation as follows:

1. Any purchase of the Securities would be solely for the account of the undersigned and not for the account of any other person or with a view to any resale, fractionalization, division, or distribution thereof.

2. The information contained herein is complete and accurate and may be relied upon by the Corporation, and the undersigned will notify the Corporation immediately of any material change in any of such information occurring prior to the closing, if any, with respect to the purchase of Securities by the undersigned or any co-purchaser.

3. There are no suits, pending litigation, or claims against the undersigned that could materially affect the net worth of the undersigned as reported in this Questionnaire.

4. The undersigned acknowledges that there may occasionally be times when the Corporation determines that it must suspend the use of the Prospectus forming a part of the Registration Statement (as such terms are defined in the Securities Purchase Agreement to which this Questionnaire is attached), as set forth in Section 7.2(c) of the Securities Purchase Agreement. The undersigned is aware that, in such event, the Securities will not be subject to ready liquidation, and that any Securities purchased by the undersigned would have to be held during such suspension. The overall commitment of the undersigned to investments which are not readily marketable is not excessive in view of the undersigned's net worth and financial circumstances, and any purchase of the Securities will not cause such commitment to become excessive. The undersigned is able to bear the economic risk of an investment in the Securities.

5. The undersigned has carefully considered the potential risks relating to the Corporation and a purchase of the Securities, and fully understands that the Securities are speculative investments which involve a high degree of risk of loss of the undersigned's entire investment. Among others, the undersigned has carefully considered each of the risks identified in the Exchange Act Documents.

6. In addition to the representations and warranties made in the Securities Purchase Agreement (to which this Questionnaire is attached), the undersigned has received and carefully reviewed the Confidential Private Placement Memorandum (the "Offering Memorandum"), including the Exchange Act Documents, understanding that each such document supersedes all prior versions thereof and any inconsistent portions of previously distributed materials relating to the Company, including, without limitation, executive and other summaries and marketing materials regarding the Company and the Securities that are not part of the Offering Memorandum, and has consulted its own advisors, who are not affiliated with the Company or the Placement Agent, with respect to the undersigned's proposed investment in the Company. The undersigned has not relied on any other information provided to it by the Company or the Placement Agent or any of their respective affiliates (or any of its or their respective agents or representatives). Based on such review, the undersigned has determined that the Securities being purchased herein are a suitable investment for the undersigned. The undersigned recognizes that an investment in the Company involves certain risks and it has taken full cognizance of and understands all of the risk factors relating to the purchase of Securities. The undersigned has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Company and making an informed investment decision with respect thereto. The undersigned is able to bear the substantial economic risks related to an investment in the Company for an indefinite period of time, has no need for liquidity in such investment, and, at the present time, can afford a complete loss of such investment. With respect to tax and other economic considerations involved in this subscription, the undersigned is not relying on the Company or Placement Agent or their respective affiliates (or any of its or their agents or representatives).

7. The undersigned has had the opportunity to ask questions and receive answers concerning the Company and the terms and conditions of the offering of Securities, as well as the opportunity to obtain any additional information necessary to verify the accuracy of information furnished in connection with such offering which the Company or the Placement Agent possesses or can acquire without unreasonable effort or expense.

8. In addition to the representations and warranties made in the Securities Purchase Agreement (to which this Questionnaire is attached), no oral or written representations have been made to the undersigned other than those set forth in the Offering Memorandum, and no oral or written information furnished to the undersigned or the undersigned's adviser(s) in connection with this Offering were in any way inconsistent with the information stated in the Offering Memorandum.

9. The undersigned is not subscribing for Securities as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio, or presented at any investment seminar or meeting open to the public.

10. If the undersigned is a partnership, corporation, limited liability company or trust, such partnership, corporation, limited liability company or trust has not been formed for the specific purpose of acquiring such Securities, unless each beneficial owner of such entity is qualified as an accredited investor within the meaning of Rule 501(a) of Regulation D and has submitted information substantiating such individual qualification.

11. The undersigned reaffirms the representations and warranties made in the Securities Purchase Agreement pursuant to which the undersigned is purchasing Securities (and to which this Questionnaire is an exhibit).

          IN WITNESS WHEREOF, the undersigned has executed this Questionnaire this _____ day of _______, 2003, and declares under oath that it is truthful and correct.



                                   ---------------------------------------------
                                   Print Name


                                   By:
                                       -----------------------------------------
                                            Signature

                                   Title:
                                          --------------------------------------
                                            (required for any purchaser that is
                                            a corporation, partnership, trust or
                                            other entity)

                              [Company Letterhead]


                                 _________, 2003




          Re:       Innovo Group Inc.; Registration Statement on Form S-3

Dear Selling Shareholder:

          Enclosed please find five (5) copies of a prospectus dated ______________, ____ (the "Prospectus") for your use in reselling your shares of common stock, $0.10 par value (the "Securities"), of Innovo Group, Inc. (the "Company"), under the Company's Registration Statement on Form S-3 (Registration No. 333- ) (the "Registration Statement"), which has been declared effective by the Securities and Exchange Commission. As a selling shareholder under the Registration Statement, you have an obligation to deliver a copy of the Prospectus to each purchaser of your Securities, either directly or through the broker-dealer who executes the sale of your Securities.

          The Company is obligated to notify you in the event that it suspends trading under the Registration Statement in accordance with the terms of the Securities Purchase Agreement between the Company and you. During the period that the Registration Statement remains effective and trading thereunder has not been suspended, you will be permitted to sell your Securities which are included in the Prospectus under the Registration Statement. Upon a sale of any Securities under the Registration Statement, you or your broker will be required to deliver to the Transfer Agent, North American Transfer Company (1) your restricted stock certificate(s) representing the Securities, (2) instructions for transfer of the Securities sold, and (3) a representation letter from your broker, or from you if you are selling in a privately negotiated transaction, or from such other appropriate party, in the form of Exhibit A attached hereto (the "Representation Letter"). The Representation Letter confirms that the Securities have been sold pursuant to the Registration Statement and in a manner described under the caption "Plan of Distribution" in the Prospectus and that such sale was made in accordance with all applicable securities laws, including the prospectus delivery requirements.

          Please note that you are under no obligation to sell your Securities during the registration period. However, if you do decide to sell, you must comply with the requirements described in this letter or otherwise applicable to such sale. Your failure to do so may result in liability under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. Please remember that all sales of your Securities must be carried out in the manner set forth under the caption "Plan of Distribution" in the Prospectus if you sell under the Registration Statement. The Company may require an opinion of counsel reasonably satisfactory to the Company if you choose another method of sale. You should consult with your own legal advisor(s) on an ongoing basis to ensure your compliance with the relevant securities laws and regulations.

          In order to maintain the accuracy of the Prospectus, you must notify the undersigned upon the sale, gift, or other transfer of any Securities by you, including the number of Securities being transferred, and in the event of any other change in the information regarding you which is contained in the Prospectus. For example, you must notify the undersigned if you enter into any arrangement with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker-dealer. Depending on the circumstances, such transactions may require the filing of a supplement to the prospectus in order to update the information set forth under the caption "Plan of Distribution" in the Prospectus.


Should you need any additional copies of the Prospectus, or if you have any questions concerning the foregoing, please write to me at Innovo Group Inc., 5804 E. Slauson Avenue, Commerce, CA 90040. Thank you.

                                      Sincerely,

                                      Marc B. Crossman, Chief Financial Officer
                                      Innovo Group, Inc.

                                    Exhibit A
                                    ---------

                         CERTIFICATE OF SUBSEQUENT SALE
                         ------------------------------

North American Transfer Company
[address]


          RE: Sale of Shares of Common Stock of Innovo Group, Inc. (the "Company") pursuant to the Company's Prospectus dated _____________, ____ (the "Prospectus")

Dear Sir/Madam:

          The undersigned hereby certifies, in connection with the sale of shares of Common Stock of the Company included in the table of Selling Shareholders in the Prospectus, that the undersigned has sold the shares pursuant to the Prospectus and in a manner described under the caption "Plan of Distribution" in the Prospectus and that such sale complies with all securities laws applicable to the undersigned, including, without limitation, the Prospectus delivery requirements of the Securities Act of 1933, as amended.

Selling Shareholder (the beneficial owner):
                                            ------------------------------------

Record Holder (e.g., if held in name of nominee):
                                                  ------------------------------

Restricted Stock Certificate No.(s):
                                     -------------------------------------------

Number of Shares Sold:
                       ---------------------------------------------------------

Date of Sale:
              ------------------------------------------------------------------

          In the event that you receive a stock certificate(s) representing more shares of Common Stock than have been sold by the undersigned, then you should return to the undersigned a newly issued certificate for such excess shares in the name of the Record Holder and BEARING A RESTRICTIVE LEGEND. Further, you should place a stop transfer on your records with regard to such certificate.

                                           Very truly yours,

Dated:                                     By:
       ------------------------                ---------------------------------

                                           Print Name:
                                                       -------------------------

                                           Title:
                                                  ------------------------------

cc:   Innovo Group Inc.
      5804 E. Slauson Avenue
      Commerce, CA 90040

                                    ANNEX II

THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED OR DISPOSED OF ABSENT SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.

THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE ISSUER THAT SUCH SECURITY MAY BE OFFERED, RESOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR DISPOSED OF, ONLY (1) (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (B) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT, (C) PURSUANT TO ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS) OR (D) TO THE COMPANY, AND (2) IN EACH CASE, IN ACCORDANCE WITH APPLICABLE BLUE SKY LAWS AND THE SECURITIES LAWS OF ANY OTHER APPLICABLE DOMESTIC OR FOREIGN JURISDICTION. THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT THAT THE SECURITY EVIDENCED HEREBY IS SUBJECT TO THE FOREGOING RESALE RESTRICTIONS.

THE SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR ANY OTHER STATE SECURITIES, OR "BLUE SKY," LAWS, AND WILL BE RESTRICTED IN THE SAME MANNER AS THESE SECURITIES. SUCH SHARES ARE ENTITLED TO THE BENEFIT OF A SECURITIES PURCHASE AGREEMENT, DATED AS OF DECEMBER 1, 2003, BY AND AMONG THE ISSUER AND THE PURCHASERS NAMED THEREIN, THAT COVERS THE RESALE OF THE SHARES ACQUIRED UPON EXERCISE OF THESE WARRANTS. A COPY OF THE PURCHASE AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE ISSUER.


                               WARRANT TO PURCHASE
                             SHARES OF COMMON STOCK
                                       OF
                                INNOVO GROUP INC.

                   DATE OF INITIAL ISSUANCE: December 1, 2003

          THIS CERTIFIES THAT, for value received, _____________________________ (the "Holder") is entitled to purchase, subject to the exercise and other provisions of this Warrant, from Innovo Group Inc., a Delaware corporation (the "Company"), at any time beginning on the one hundred and eightieth (180th) day following the date of initial issuance and ending at 5:00 P.M. Eastern Time on December 1, 2008 (the "Expiration Date"), up to _______________ shares (as such number of shares may be adjusted in accordance with Section 2 hereof, the "Warrant Shares") of the Company's common stock, par value $.010 per share (the "Common Stock"), in whole or in part, at an exercise price per share of $4.00 (subject to adjustment as provided in Section 2 hereof, the "Exercise Price"). This Warrant shall expire on December 1 2008, and shall become void thereafter.

          WHEREAS, the Company proposes to sell, pursuant to a Securities Purchase Agreement, dated as of the date hereof (the "Purchase Agreement"), by and among the Company, the Holder and the other Purchasers named therein, an aggregate of up to 4,400,000 shares of the Company's Common Stock and, as an inducement for the Purchasers to purchase such shares, the Company also proposes to grant to the Purchasers Warrants to purchase an aggregate of up to 880,000 shares of the Company's Common Stock;

          NOW, THEREFORE, in consideration of the premises, the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

Section 1.     Exercise of Warrant.

          1.1. Vesting. The Holder's rights under this Warrant shall fully be fully vested as of the date hereof; provided that this Warrant may only be exercised during the Exercise Period (as hereinafter defined).

          1.2. Exercisability. This Warrant shall be exercisable, in whole or in part, beginning on the one hundred and eightieth (180th) day following the date of initial issuance until the Expiration Date (such period, the "Exercise Period").

          1.3. Procedure for Exercise of Warrant.

               (a) To exercise this Warrant in whole or in part, the Holder shall deliver to the Company, at 5804 E. Slauson Avenue, Commerce, California 90040, Facsimile No. (323) 417-5127, Attention: Marc B.
          Crossman: (i) a completed and signed Notice of Exercise (including the Substitute Form W-9, which forms a part thereof), as attached hereto as Schedule A; (ii) delivery of payment to the Company of the Exercise Price in any manner specified in subsection (c) of this Section 1.3; and (iii) this Warrant. Upon irrevocable payment in good collected funds of the aggregate Exercise Price (rounded up to the nearest cent) for the Warrant Shares being purchased, the Holder shall be deemed to be the holder of record of such Warrant Shares, notwithstanding that the stock transfer books of the Company may then be closed or that certificates representing such Warrant Shares may not then be actually delivered to the Holder.

               (b) The Company shall, as promptly as practicable after completion of the actions specified in Section 1.3(a) above, and in no event later than five (5) business days after the completion of such actions, cause to be executed, and deliver to the Holder a certificate representing the aggregate number of Warrant Shares specified in the Notice of Exercise. Each stock certificate so delivered shall be in such denomination as may be requested by the Holder and shall be registered in the name of the Holder. If this Warrant shall have been exercised only in part, the Company shall, at the time of delivery of said stock certificate or certificates, deliver to the Holder a new Warrant evidencing the right of the Holder to purchase the remaining Warrant Shares covered by this Warrant. The Company shall pay all expenses, stock transfer taxes and other charges payable in connection with the preparation, execution and delivery of such stock certificates.

               (c) The Exercise Price shall be payable (i) in cash or its equivalent, payable by wire transfer of immediately available funds to a bank account specified by the Company or by certified or bank cashiers' check in lawful money of the United States of America; (ii) at any time on or after December 1, 2004, if the registration statement is not then effective, by presentation and surrender of this Warrant to the Company at its principal offices with a written notice of the Holder's intention to effect a cashless exercise, including a calculation of the number of shares of Common Stock to be issued upon such exercise in accordance with the terms hereof (a "Cashless Exercise"), or (iii) in any combination of clauses (i) or (ii). In the event of a Cashless Exercise, in lieu of paying the Exercise Price in cash, the Holder shall surrender this Warrant, in whole or in part, for that number of shares of Common Stock determined by multiplying the number of Warrant Shares to which such Holder would otherwise be entitled by a fraction, the numerator of which shall be the excess of the then Current Market Price per share of Common Stock over the Exercise Price, and the denominator of which shall be the then Current

          Market Price per share of Common Stock. For purposes of this subsection (c), "Current Market Price" means, with respect to the Common Stock, on any given day, (i) the price of the last trade, as reported on the Nasdaq SmallCap Market, not identified as having been reported late to such system, or (ii) if the Common Stock is so traded, but not so reported, the average of the last bid and ask prices, as those prices are reported on the Nasdaq SmallCap Market, or
          (iii) if the Common Stock is not listed or authorized for trading on the Nasdaq SmallCap Market or any comparable system, the average of the closing bid and ask prices as furnished by two members of the National Association of Securities Dealers, Inc. selected from time to time in good faith by the Board of Directors for that purpose. If the Common Stock is not listed and traded in a manner that the quotations referred to above are available for the period required hereunder, the Current Market Price per share of Common Stock shall be deemed to be the fair value per share of such security as determined in good faith by the Board of Directors.


          1.4. Restrictive Legend. Each certificate for Warrant Shares shall contain the following legend:

               "THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED OR DISPOSED OF ABSENT SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.

               THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE ISSUER THAT SUCH SECURITY MAY BE OFFERED, RESOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR DISPOSED OF, ONLY (1) (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (B) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT, (C) PURSUANT TO ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS) OR (D) TO THE COMPANY, AND (2) IN EACH CASE, IN ACCORDANCE WITH APPLICABLE BLUE SKY LAWS AND THE SECURITIES LAWS OF ANY OTHER APPLICABLE DOMESTIC OR FOREIGN JURISDICTION. THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT THAT THE SECURITY EVIDENCED HEREBY IS SUBJECT TO THE FOREGOING RESALE RESTRICTIONS."

          The certificates shall also bear any additional legends that are required by, or are appropriate with respect to the rules and regulation of, any state, local, foreign or other securities authorities. The Company's transfer agent and registrar will maintain stop transfer instructions on record for the Warrant Shares until it has been notified by the Company, upon the advice of counsel, that such instructions may be waived. Such stop transfer instructions will limit the method of sale of the Warrant Shares, consistent with Rule 144 or other available exemptions from registration under the Securities Act of 1933, as amended. Any transfers other than pursuant to Rule 144 will require an opinion of counsel reasonably satisfactory to the Company and its counsel prior to such transfers.

          1.5. Character of Warrant Shares. The Company represents and warrants that all Warrant Shares shall be duly authorized, validly issued, and, upon payment of the Exercise Price therefor, fully paid and nonassessable, and free from all taxes, liens, hypothecations, security interests, adverse claims or interests and charges created in respect of the issue thereof. Each person in whose name any such certificate for Warrant Shares is issued shall for all purposes be deemed to have become the holder of record of the Common Stock represented thereby on the Exercise Date of the Warrants resulting in the issuance of such shares, irrespective of the date of issuance or delivery of such certificate.

          1.6 No Fractional Shares. The Company shall have no obligation to issue fractional shares, or scrip representing fractional shares, of its Common Stock under this Warrant, and, to the extent that the Holder would otherwise be entitled to purchase and/or receive fractional shares of Common Stock hereunder, such fractional shares shall instead be disregarded and shall be of no value or consequence.

Section 2.     Certain Adjustments.

          2.1. Stock Dividends, Subdivisions and Combinations. If at any time the Company shall:

               (a) establish a record date for the determination of holders of record of its Common Stock for the purpose of entitling them to receive a dividend payable in, or other distribution of, additional shares of the Company's Common Stock,

               (b) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, or

               (c) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock,

then (1) the Warrant Shares for which this Warrant is exercisable immediately after the occurrence of any such event shall be adjusted to equal the number of shares of Common Stock which a record holder of the same number of shares of Common Stock for which this Warrant is exercisable immediately prior to the occurrence of such event would own or be entitled to receive after the happening of such event, and (2) the Exercise Price shall be adjusted to equal (x) the Exercise Price multiplied by the Warrant Shares for which this Warrant is exercisable immediately prior to the adjustment divided by (y) the Warrant Shares for which this Warrant is exercisable immediately after such adjustment.


          2.2.  Adjustment   Procedures.   The  following  provisions  shall  be
applicable to adjustments to be made pursuant to Section 2.1 hereof:

          (a) When  Adjustments  to be Made.  The  adjustments  required by this
     Section 2 shall be made whenever and as often as any event requiring an adjustment shall occur. For the purpose of any such adjustment, any event shall be deemed to have occurred at the close of business on the date of its occurrence.

          (b) Fractional Interests. In computing adjustments under this Section 2, fractional interests in the Common Stock shall be taken into account to the nearest 1/10th of a share. In no event, however, shall fractional shares or scrip representing fractional shares be issued upon the exercise of this Warrant.

          (c) When Adjustment Not Required. If the Company shall establish a record date for the determination of the holders of record of the Common Stock for the purpose of entitling such holders to receive a dividend payable in Common Stock and shall, thereafter and before the distribution to shareholders thereof, legally abandon its plan to pay or deliver such dividend, then no adjustment shall be required by reason of the establishment of such record date and any such adjustment previously made in respect thereof shall be rescinded and annulled.

          2.3. Reorganization, Reclassification, Merger, Consolidation or Share Exchange. If the Company at any time reorganizes or reclassifies the outstanding shares of Common Stock (other than a change in par value, or from no par value to par value, or from par value to no par value, or as a result of a subdivision or combination) or consolidates with, merges into, or effects a share exchange with, another corporation (where the Company is not the continuing corporation after such merger or consolidation), then the Holder shall thereafter be entitled to receive upon exercise of this Warrant in whole or in part, the same kind and number of shares of stock and other securities, cash or other property (and upon the same terms and with the same rights) as would have been distributed to the Holder upon such reorganization, reclassification, consolidation, merger or share exchange had the Holder exercised this Warrant immediately prior to such reorganization, reclassification, consolidation, merger or share exchange (subject to subsequent adjustments under this Section
2), and the Exercise Price shall be adjusted appropriately to reflect such action and adjustment.

          If any such reorganization, reclassification, consolidation, merger or share exchange results in a cash distribution in excess of the Exercise Price provided by this Warrant, the Holder may, at the Holder's option, exercise this Warrant without making payment of the Exercise Price, and in such case the Company or its successors and assigns shall, upon distribution to such Holder, consider the Exercise Price to have been paid in full, and in making settlement to such Holder, shall deduct an amount equal to the Exercise Price from the amount payable to such Holder. Notwithstanding anything herein to the contrary, the Company will not effect any such reorganization, reclassification, merger, consolidation or share exchange unless prior to the consummation thereof, the corporation that may be required to deliver any stock, securities or other assets upon the exercise of this Warrant shall agree by an instrument in writing to deliver such stock, cash, securities or other assets to the Holder. A sale, transfer or lease of all or substantially all of the assets of the Company to another person shall be deemed a reorganization, reclassification, consolidation, merger or share exchange for the foregoing purposes.

          2.4. Officer's Certificate. Upon each adjustment of the Exercise Price and the Warrant Shares issuable upon the exercise of this Warrant, and in the event of any change in the rights of the Holder by reason of other events herein set forth, then and in each such case, the Company will promptly prepare a certificate of a responsible officer of the Company, stating the adjusted Exercise Price, the adjusted number of Warrant Shares so issuable, and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. The Company will promptly mail a copy of such certificate to the Holder. Such calculation shall be final and binding on the parties and shall be conclusive evidence of the correctness of the computation with respect to any such adjustment of the Exercise Price and any such change in the number of Warrant Shares so issuable, absent manifest error.

          2.5 Notice of Certain Proposed Actions. In the event the Company shall propose to take any action of the types described in Sections 2.1 or 2.3 above, then the Company shall forward, at the same time and in the same manner, to the Holder such notice and related proxy or other materials, if any, that the Company gives to the holders of the Common Stock. Failure to give such notice, or any defect therein, however, shall not affect the legality or validity of any such action.

Section 3.     Ownership and Transfer.

          3.1. Ownership. The Company may deem and treat the person in whose name this Warrant is registered as the Holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary until presentation of this Warrant to the Company for registration of transfer.

          3.2. Transfers. Upon the sale, disposition, transfer or conveyance of this Warrant, the purchaser, transferee or other recipient hereof shall, together with the previous Holder hereof, promptly notify the Company of such sale, disposition, transfer or conveyance and shall provide such recipient's name, address and capacity in which this Warrant is held, and present such other information as the Company may reasonably request, and such recipient will thereafter be subject to, and bound by, the terms and provisions of, this Warrant to the same extent as the previous Holder.

          3.3. Replacement. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft or destruction of this Warrant, and of indemnity or security reasonably satisfactory to it, or upon surrender of this Warrant if mutilated, the Company will make and deliver a new Warrant of like tenor, in lieu of this Warrant. This Warrant shall be promptly canceled by the Company upon the surrender hereof in connection with any transfer or replacement. Except as otherwise provided above in the case of the loss, theft or destruction of a Warrant, the Company shall pay all expenses, taxes and other charges payable in connection with any transfer or replacement of this Warrant. Applicants for such substitute Warrants shall also comply with such other reasonable regulations and pay such other reasonable charges incidental thereto as the Company may reasonably prescribe. Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall at any time be presented.

          3.4 Cancellation of Warrant. Any Warrant surrendered upon exercise or for split up, combination, exchange or transfer, or purchased or otherwise acquired by the Company, shall be cancelled and shall not be reissued by the Company; and, except as provided herein in the case of the purchase of less than all of the Warrant Shares that the Holder may purchase hereunder or in the case of a split up, combination, exchange or transfer, no Warrant shall be issued hereunder in lieu of such cancelled Warrant. Any Warrant so cancelled shall be marked cancelled and destroyed by the Company.

Section 4.     Miscellaneous.

          4.1 Reservation of Shares. The Company covenants that, at all times during the Exercise Period, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the exercise of this Warrant, as well as for the issuance of Common Stock pursuant to any other outstanding warrants, options or other instruments convertible or exercisable into the Company's Common Stock, and with respect to any employee benefit or similar plans.

          4.2 No Rights as Shareholder; Limitation of Liability. This Warrant shall not entitle the Holder to any of the rights of a shareholder of the Company, including, without limitation, the right to vote, to receive dividends and other distributions, or to receive any notice of, or to attend, meetings of Company shareholders, prior to exercise of this Warrant and irrevocable payment in good, collected funds of the Exercise Price therefor.

          4.3 Amendment. This Warrant may only be modified or amended and any provision hereof may only be waived by a writing executed by the Company and the Holder of this Warrant.

          4.4 Successors and Assigns. This Warrant shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns permitted hereunder, and no other parties shall have any rights hereunder. The Company will not merge or consolidate with or into any other corporation or other entity or sell or otherwise transfer its property, assets and business substantially as an entirety to a successor corporation or other entity, unless the corporation or other entity resulting from such merger, consolidation, sale or transfer (if not the Company) shall expressly assume, by supplemental agreement, the due and punctual performance and observance of each and every covenant and condition of this Warrant to be performed and observed by the Company.

          4.5 Governing Law. This Warrant shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware.

          4.6 Entire Agreement; Other Benefits. The Holder is entitled, with respect to his ownership of this Warrant and/or the Warrant Shares to the benefits of the Securities Purchase Agreement, dated as of the date hereof (the "Purchase Agreement"), by and among the Company, the Holder and the other Purchasers named in the Purchase Agreement. Except as otherwise expressly provided herein, this Warrant (including the Purchase Agreement and any other agreements, instruments and other documents referred to herein or therein) constitutes the entire agreement among the parties hereto with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral.

          4.7 Standing. Nothing in this Warrant is intended, or shall be construed, to confer upon, or give to, any person other than the Company and the Holder any right, remedy or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise or agreement contained herein. All covenants, conditions, stipulations, promises and agreements contained in this Warrant shall be for the sole and exclusive benefit of the Company and its successors, and the Holder, and no other person shall have any other rights or interests herein, whether as third party beneficiaries or otherwise.

          4.8 Headings, etc. The descriptive headings of the articles and sections of this Warrant are inserted for convenience of reference only and shall not control or affect the meaning or construction of any of the provisions hereof. As under herein, the singular shall include the plural and the terms "include" and "including" shall mean without limitation by way of enumeration or otherwise.

          4.9 Counterparts. This Warrant may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.


                         [Signatures on following page.]

          IN WITNESS WHEREOF, the parties hereto have set their hands as of the date first written above.



                                            INNOVO GROUP INC.


                                            By:
                                                   -----------------------------
                                                   Name:
                                                   Title:


                                            THE HOLDER


                                            ------------------------------------
                                            Name:

                                   SCHEDULE A

                              NOTICE OF EXERCISE OF
                       WARRANT TO PURCHASE COMMON STOCK OF
                                INNOVO GROUP INC.
                                -----------------


To:       Innovo Group Inc.

          The undersigned, the registered owner of this Warrant, hereby irrevocably elects to exercise the purchase rights represented thereby for, and to purchase thereunder, _________ shares of Common Stock of Innovo Group Inc. and herewith makes payment of $__________ therefor, and requests that the certificates evidencing such shares be issued in the name of and be delivered to:


          Name:
                                ------------------------------------------------

          Address:
                                ------------------------------------------------

                                ------------------------------------------------

                                ------------------------------------------------

          Social Security or
           Tax I.D. Number:
                                ------------------------------------------------

and if such shares shall not be all of the shares purchasable hereunder, that a new Warrant of like tenor for the balance of the shares purchasable hereunder be delivered to the undersigned.

Dated:
       -------------------




                                          THE HOLDER


                                 By:
                                          --------------------------------------
                                          Name:

                               SUBSTITUTE FORM W-9

          Under the penalties of perjury, I certify that:

          (1) the Social Security Number or Taxpayer Identification Number given below is correct; and

          (2) I am not subject to backup withholding either because I have not been notified that I am subject to backup withholding as a result of a failure to report all interest or dividends, or because the Internal Revenue Service has notified me that I am no longer subject to backup withholding.

Important Instructions: You must cross out #2 above if you have been notified by the Internal Revenue Service that you are subject to backup withholding because of under reporting interest or dividends on your tax return and if you have not received a notice from the Internal Revenue Service advising you that backup withholding due to notified payee under reporting has terminated. For additional instructions, please refer to the attached "Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9."

Signature*:
            -------------------------------
Date:
      ---------------------,

----------
* If a corporation, please sign in full corporate name by president or other authorized officer. When signing as officer, attorney, custodian, trustee, administrator, guardian, etc., please give your full title as such. In case of joint tenants, each person must sign.

                THIS NOTICE OF EXERCISE SHALL NOT BE GIVEN EFFECT
               BY THE COMPANY UNLESS THE HOLDER OF THE UNDERLYING
                 WARRANT HAS PROPERLY COMPLETED AND SIGNED BOTH
            THE NOTICE OF EXERCISE FORM AND THE SUBSTITUTE FORM W-9.








                                       2